Registration No. 33-41787

United States
Securities and Exchange Commission
Washington, D.C.  20549

Post-Effective Amendment No. 1
to

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PSYCHEMEDICS CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	58-1701987
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

125 Nagog Park, Acton, Massachusetts 01720
(978) 206-8220
(Address, including zip code, and telephone number of registrant’s  principal executive offices)

PSYCHEMEDICS CORPORATION
1989 Non-Qualified Stock Option Plan
1989 Employee  Stock Option Plan
1991 Non-Qualified  Stock Option Plan
Stock Option Agreements Pursuant to
Written Compensation Arrangements
(Full title of the plans)

Raymond C. Kubacki
PSYCHEMEDICS CORPORATION
125 Nagog Park, Acton, Massachusetts 01720
(978) 206-8220
(Name, address and zip code and telephone number, including area code,  of agent for service)

Copies to:
Patrick J. Kinney, Jr., Esq.
Lynch, Brewer, Hoffman & Fink, LLP
101 Federal Street
Boston, Massachusetts 02110
(617) 951-0800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer” and “large accelerated filer” in Rule 12b-2 of the Securities Exchange Act of 1934 (check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller Reporting Comapny ☑
(Do not check if smaller
reporting Company)

EXPLANATORY NOTE
(Termination of Registration)

Psychemedics Corporation (the “Registrant”) is filing this Post-Effective Amendment to its Registration Statement on Form S-8 to withdraw and remove from registration the unissued and unsold shares of the Registrant’s common stock, par value $0.005 per share (the “Common Stock”), issuable by the Registrant pursuant to its 1989 Non-Qualified Stock Option Plan, its 1989 Employee Stock Option Plan, its 1991 Non-Qualified Stock Option Plan and Stock Options Granted pursuant to Written Compensation Arrangements previously registered by the Registrant pursuant to Registration Statement on Form S-8 (No. 33-41787) registering  1,337,000 shares of Common Stock (344,277 shares, as adjusted for a stock dividend in 1996 and a reverse stock split in 2002), filed with the Securities and Exchange Commission on July 17, 1991 (the “Registration Statement”).

The above referenced stock option plans and compensation arrangements have all expired by their terms and all options granted under said plans or arrangements have all likewise expired or have been fully exercised.

Pursuant to the undertakings contained in the Registration Statement, the Registrant is filing this Post-Effective Amendment No. 1 to deregister such number of shares originally registered by the Registration Statement as remain unsold as of the termination of the above referenced plans, and the termination, expiration or exercise of the options offered under such plans.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Acton, Massachusetts, on this 1st day of February, 2011.

PSYCHEMEDICS CORPORATION

By	/s/ Raymond C. Kubacki
Raymond C. Kubacki, President
and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Raymond C. Kubacki	President, Chief Executive Officer, Director	February 1, 2011
Raymond C. Kubacki	(principal executive officer)

/s/ Neil Lerner	Vice President, and Controller	February 1, 2011
Neil Lerner	(principal financial officer)

/s/ Harry F. Connick	Director	February 1, 2011
Harry F. Connick

/s/ Walter S. Tomenson	Director	February 1, 2011
Walter S. Tomenson

/s/ Fred J. Weinert	Director	February 1, 2011
Fred J. Weinert

3